Exhibit 99.1

   Immunicon Corporation Announces CellSearch(TM) Circulating Tumor Cell Kit, CellSpotter(R) Analyzer and CellTracks(R) AutoPrep System Release for Sale for
                             In Vitro Diagnostic Use

      HUNTINGDON VALLEY, Pa., Aug. 20 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq: IMMC) announced today that the CellSearch(TM) Circulating Tumor Cell Kit, CellSpotter(R) Analyzer and CellTracks(R) AutoPrep System were released for sale for in vitro diagnostic use in metastatic breast cancer. Veridex, LLC, a Johnson & Johnson company, has rights to market these products in the field of cancer. The products had received FDA clearance earlier this year. The test is expected to be available in comprehensive cancer centers and clinical laboratories in the Fall of 2004.

      Edward L. Erickson, Chairman, President and Chief Executive Officer, commented, "We are very pleased that we have reached this milestone. Our cancer diagnostic products have been released for sale to hospitals and reference labs through Veridex. We believe that these products will aid physicians to make better treatment decisions as they evaluate cancer patients under their care."

      Conference Call

      Edward L. Erickson, Chairman, President and CEO, and other members of Immunicon's senior management will provide a Company update to discuss today's announcement and the Immunicon sponsored study results that were published on August 19, 2004 in The New England Journal Of Medicine. The Company update will be provided via Web cast and conference call on Monday August 23, 2004 at 9:00 AM Eastern Time. To access the live Web cast, please log on to http://www.immunicon.com. Alternatively, callers may participate in the conference call by dialing (800) 810-0924 (domestic) or (913) 981-5507 (international). After the live Web cast, the call will remain available on Immunicon's Web site through September 6, 2004. In addition, a telephonic replay of the call will be available until August 27, 2004. The replay dial-in numbers are (888)-203-1112 for domestic callers and (719) 457-0820 for international callers. Please use reservation code 962584.

      Immunicon Corporation

      Immunicon Corporation is developing and commercializing proprietary cell-based research and human diagnostic products with an initial focus on cancer disease management. The company has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells. Immunicon's products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research, and may have application in other fields of medicine, such as cardiovascular and infectious diseases. http://www.immunicon.com

      The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness of the Company's products compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission. "Immunicon" and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. "CellSpotter" and "CellTracks" are registered trademarks of Immunivest Corporation, a wholly owned subsidiary of Immunicon Corporation. "CellSearch" is a trademark of Johnson & Johnson. ALL RIGHTS RESERVED.

     Contact Information:                   Investors/Media:
     James G. Murphy                        The Ruth Group
     SVP of Finance & Administration, CFO   Greg Tiberend (media)
     215-830-0777 ext. 121                  646-536-7005
     jmurphy@immunicon.com                  gtiberend@theruthgroup.com
                                            John Quirk (investors)
                                            646-536-7029
                                            jquirk@theruthgroup.com

SOURCE  Immunicon Corporation

       -0-                             08/20/2004

      /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO, of Immunicon Corporation, +1-215-830-0777 ext. 121, jmurphy@immunicon.com; or Media
- Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, or Investors - John Quirk, +1-646-536-7029, jquirk@theruthgroup.com, both of The Ruth Group for Immunicon Corporation/

      /Web site: http://www.immunicon.com /

      (IMMC)

CO:  Immunicon Corporation
ST:  Pennsylvania
IN:  BIO HEA MTC
SU:  PDT CCA